UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Payment Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of 2018 Annual Shareholders’ Meeting and Proxy Statement	Tuesday, June 11, 2018 at 10 a.m. CDT

Payment Data Systems' Offices
3611 Paesanos Parkway, Suite 300,
San Antonio, Texas 78231

12500 San Pedro, Ste. 120
San Antonio, TX 78216
(210) 249-4100
April 27, 2018
Dear Fellow Shareholder:
You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Payment Data Systems, Inc. The meeting will be held at 10 a.m. local time on Tuesday, June 11, 2018, at the Payment Data Systems' offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231.
The formal Notice of the 2018 Annual Meeting and Proxy Statement has been made a part of this invitation.
Payment Data Systems continues to grow and evolve, and we are committed to ensuring that highly qualified individuals are seated on our Board of Directors, and that our compensation and stock incentive plans are fair, just, and appropriately motivating, and that our capital structure is appropriate. Through careful evaluation of this Proxy Statement, you can help us to achieve these goals.
Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on June 11, 2018: The Proxy Statement, form of proxy, Annual Report on Form 10-K for the year ended December 31, 2017 and related materials are available at www.proxyvote.com, by using the QR codes at the end of this document, or by contacting our Investor Relations department through email at ir@paymentdata.com.
The Board of Directors and our Company management look forward to seeing you at the Annual Meeting.
Thank you.

Louis A. Hoch Michael R. Long Miguel A. Chapa Steve Huffman Brad Rollins

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 11, 2018, 10:00 a.m., Central Time
Payment Data Systems' Offices,
3611 Paesanos Parkway, Suite 300,
San Antonio, TX 78231
We are pleased to invite you to join our Board of Directors, senior leadership and other shareholders for our 2018 Annual Meeting of Payment Data Systems, Inc. Shareholders. The meeting will be held at the Payment Data Systems' offices, located at 3611 Paesanos Parkway, Suite 300, San Antonio, TX 78231, at 10:00 a.m. local time on Tuesday, June 11, 2018. The purposes of the meeting are:

•	To elect one Class I Director, Louis A. Hoch, nominated by our Board of Directors, to serve until the 2021 Annual Meeting of Shareholders;

•	To consider and vote on whether to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2017;

•	To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2018; and

•	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors has set April 16, 2018 as the record date for the Annual Meeting. This means that only shareholders of record of Payment Data as of the close of business on that date are entitled to:

•	Receive notice of the meeting; and

•	Vote at the meeting and any adjournment or postponement of the meeting.

For ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at the Secretary’s office, 12500 San Pedro, Suite 120, San Antonio, TX 78216.
This Proxy Statement, form of proxy and our Annual Report for the year ended December 31, 2017 are available online at www.proxyvote.com and www.paymentdata.com/proxy and www.paymentdata.com/10k or by using the QR codes at the end of this document. You can also access these materials by contacting our Investor Relations Department by email at ir@paymentdata.com.
By Order of the Board of Directors,
Louis A. Hoch
President and Chief Executive Officer
San Antonio, Texas

Your Vote is Important to us. Regardless of whether you plan to attend, we urge all shareholders to vote on the matters described in the accompanying Proxy Statement we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting.

PROXY SUMMARY

General Voting and Meeting Information
The Notice and Access cards detailing the availability of this Proxy Statement and proxy card are first mailed to shareholders on or about May 2, 2018, and all proxy documents will be made available via www.proxyvote.com. It is important that you carefully review the proxy materials, and follow the instructions below to cast your vote on all voting matters.
Voting Methods
Even if you plan to attend the 2018 Annual Meeting in person on June 11, 2018, please vote as soon as possible by using one of the following advance voting methods. Make sure to have your notice card, proxy card or voting instruction form in hand and to follow the instructions.
You can vote in advance through one of three ways:
Via the Internet* – Visit the website listed on your notice card, proxy card or voting instruction form.

     By Telephone* – Call the telephone number listed on your notice card, proxy card or voting instruction form.

     By Mail – If you are a shareholder of record and have received a notice regarding the availability of proxy materials, you may request a written proxy card by following the instructions in the notice. Then sign, date, and return your proxy card/voting instruction form in the enclosed envelope

*
If you are a beneficial owner you may vote via the Telephone or Internet, if your bank, broker, or other nominee makes those methods available, in which case they will include the instructions with the proxy materials. If you are a shareholder of record, Payment Data will include instructions on how to vote via Internet or Telephone directly on your notice or proxy voting card.

Voting at the Annual Meeting
Shareholders of record may vote at the Annual Meeting. Beneficial owners may vote in person if they have a legal proxy. Even if you plan to attend the 2018 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by Telephone or the Internet so that your vote will be counted, if you later decide not to attend the Annual Meeting.

Voting Matters and Board Recommendations

Shareholders are being asked to vote on the following matters at the 2018 Annual Meeting: Proposal	Recommendation
PROPOSAL 1 - Election of Director	FOR
Election of one Class I director nominee, Louis A. Hoch. The Board believes that the nominee’s knowledge, skills, and abilities will positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.

PROPOSAL 2 - Advisory Vote to Approve Executive Compensation	FOR

The Say-on-Pay Proposal, to approve, on an advisory basis, the compensation paid to our Named Executive Officers for the year ended December 31, 2017. The Company has designed its compensation programs to reward and motivate employees to continue to grow the Company. The Board of Directors takes shareholder views seriously and will take into account the advisory vote in future executive compensation decisions. Accordingly, your proxy holder will vote your shares FOR the approval of the executive compensation paid to our Named Executive Officers unless you instruct otherwise.

PROPOSAL 3 - Ratification of Independent Registered Public Accounting Firm	FOR

Akin, Doherty, Klein & Feuge, P.C. has been appointed as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The Audit Committee and the Board believe that retention of the firm is in the best interests of the Company and its shareholders. Accordingly, your proxy holder will vote your shares FOR the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm unless you instruct otherwise.

Questions and Answers
1.     What is a proxy statement, what is a proxy and how does it work?
A proxy statement is a document that the U.S. Securities and Exchange Commission requires us to give you when we ask you to sign a proxy card designating someone other than you to vote the stock you own. The written document you sign indicating who may vote your shares of common stock is called a proxy card and the person you designate to vote your shares is called a proxy. The Board of Directors is asking to act as your proxy. By signing and returning to us the proxy card you are designating us as your proxy to cast your votes at the Annual Meeting. We will cast your votes as you indicate on the proxy card.
Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.
2.     Who is entitled to vote at the Annual Meeting?
Only shareholders who were Payment Data Systems, Inc. shareholders of record at the close of business on April 16, 2018, or the Record Date, may vote at the 2018 Annual Meeting of Shareholders. As of the close of business on the Record Date, there were 15,838,971 shares of our common stock outstanding (which excludes 1,057,486 treasury shares). Each shareholder is entitled to one vote for each share of our common stock held as of the Record Date.
3.     What is the difference between a shareholder of record and a beneficial owner?
If your shares are registered directly in your name with Payment Data’s transfer agent, American Stock Transfer and Trust Company, LLC, you are considered, with respect to those shares, a shareholder of record. As a shareholder of record, we will send you a Notice Regarding the Availability of Proxy Material for the Annual Meeting.
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of your shares of common stock. The Notice Regarding the Availability of Proxy Material for the Annual Meeting has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the proxy materials.
4.     What does it mean if I receive more than one proxy card?
If you hold your shares in multiple registrations, or in both registered and street name, you will receive a notice card, proxy card or voting instruction form for each account. Please vote each proxy card or voting instruction form you receive using one of the voting methods outlined elsewhere in this proxy statement.
5.     What proposals will be voted on at the 2018 Annual Meeting?
The following proposals will be voted on at the 2018 Annual Meeting:

•	Election of one Class I director, Louis A. Hoch, nominated by the Board of Directors, to serve until the 2021 Annual Meeting or until his successor is duly elected and qualified;

•	Approval on an advisory basis, of the compensation paid to our Named Executive Officers, or the Say-on-Pay Proposal; and

•	Ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent public accounting firm for the year ending December 31, 2018.
6.     What are the Board’s recommendations?
Our Board recommends that you vote:

•	“FOR” Proposal No. 1 to elect one Class I director nominee, Louis A. Hoch;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers; and

•	“FOR” Proposal No. 3 to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2018.
7.     Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for shareholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.
8.     How will my shares be voted?
To designate how you would like to vote, fill out the proxy card or voting instruction form indicating how you would like your votes cast. If you sign and return the proxy card, but do not specify how to vote, we will vote your shares as follows:

•	“FOR” Proposal No. 1 to elect one Class I director nominee, Louis A. Hoch;

•	“FOR” Proposal No. 2, the Say-on-Pay Proposal, to approve on an advisory basis, the compensation paid to our Named Executive Officers; and

•	“FOR” Proposal No. 3 to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2018.
9.     Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary, at Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, a written notice of revocation or deliver a valid, later-dated proxy. If you submitted your proxy by telephone or the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.
10.     What is a broker non-vote and what is the impact of not voting?
A broker “non-vote” occurs when a nominee holding shares of common stock for a beneficial owner, such as a bank or broker, does not vote on one or more proposals because the nominee does not have discretionary voting power on that matter, which is also referred to as holding shares in street name. Your bank or broker does not have discretion to vote uninstructed shares on the proposals in this Proxy Statement, except for Proposal No. 3 to ratify the appointment of our independent registered public accounting firm. As a result, if you hold your shares in street name it is critical that you provide instructions to your bank or broker, if you want your vote to count in the election of directors and the advisory vote related to executive compensation.
11.     What constitutes a quorum?
A quorum is the minimum number of shareholders necessary to conduct the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, there were 15,872,578 shares of our common stock outstanding (which excludes 1,072,546 treasury shares). Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for the purpose of determining the presence of a quorum.
12.     Is cumulative voting permitted for the election of directors?
No. Shareholders may not cumulate votes in the election of directors, which means that each shareholder may vote only the number of shares he or she owns for a single director candidate.
13.     What is the vote required for a proposal to pass?
Proposal No. 1—Election of Directors: The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting, in person or by proxy, is required for the election of the nominee. Thus, assuming a quorum is present at the Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class I director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.
Proposal No. 2—Say-on-Pay: Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.
Proposal No. 3—Ratification of the Selection of our Independent Registered Public Accounting Firm: The affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to ratify our selection of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2018. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because Proposal No. 3 is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this proposal, your broker may cast a vote on your behalf for this proposal.

GOVERNANCE

Proposal No. 1 – Election of Director
Election of one Class I director nominee. The Board believes that the nominee’s knowledge, skills, and abilities would positively contribute to the function of the Board as a whole. Accordingly, your proxy holder will vote your shares FOR the election of the Board’s nominee named below unless you instruct otherwise.
Directors and Nominees
As established by our Bylaws, our Directors are divided into three classes serving staggered three-year terms. Our Board currently consists of four directors:

	Name	Position with our Company	Director Since	Term Expires
Class I
	Louis A. Hoch	President, CEO, and Class I Director	1998	2021
Class II
	Michael R. Long	Chairman of the Board, and Class II Director	1998	2019
	Steve Huffman	Class II Director	2016	2019
Class III
	Miguel A. Chapa	Class III Director	2015	2020
	Bradley Rollins	Class III Director	2017	2020

With regard to the election of directors, votes may be cast “FOR” or “WITHHOLD.” Provided that a quorum is present, the affirmative vote by the holders of a plurality of the shares of common stock present and voting at the 2018 Annual Meeting is required to elect the nominee for director.
What am I voting on?
Shareholders are being asked to elect one Class I director nominee for a three-year term. The following sections include information about all Directors, including Louis A. Hoch, this year’s nominee.
Required Vote
The affirmative vote of a plurality of the shares of common stock present or represented by proxy and entitled to vote at the 2018 Annual Meeting, in person or by proxy, is required for the election of the nominee. Thus, assuming a quorum is present at the 2018 Annual Meeting, the nominee who receives the most affirmative votes will be elected as Class I director. Abstentions and broker “non-votes” will have no effect on the voting outcome with respect to the election of directors.
Voting Recommendation
The Board of Directors recommends a vote FOR the election of Class I Director, Louis A. Hoch.

Director Biographies and Qualifications
The biographies of our directors and certain information regarding each director’s experience, attributes, skills and/or qualifications that led to the conclusion that the director should be serving as a Director of Payment Data Systems, Inc. are stated below.
Class I Director with a Three-Year Term Ending with the 2018 Annual Meeting of Shareholders

Louis A. Hoch, age 52 – President, Chief Executive and Operating Officer and Vice Chairman of the Board
Mr. Hoch has served as our Chief Executive Officer since August 4, 2016, and as our President, Chief Operating Officer, and a director of our Company since July 1998. He also serves as Vice Chairman of our Board of Directors and as Chief Executive Officer of our wholly-owned subsidiary FiCentive, Inc. Mr. Hoch is a valuable member of our Board as he has over twenty years of management experience, sixteen years of which were at a senior executive level in large systems development, and he is an expert in payment processing, call center operations and service bureau operations. He holds inventor status on U.S. Patent No. 7,021,530 (“System and method for managing and processing stored-value cards and bill payment therefrom”). Mr. Hoch has held various key management positions with U.S. Long Distance, Billing Concepts, Inc. and Andersen Consulting. Mr. Hoch holds a BBA in Computer Information Systems and an MBA in International Business Management, both from Our Lady of the Lake University Business School.
Class II Directors with a Three-Year Term Ending with the 2019 Annual Meeting of Shareholders

Michael R. Long, age 73 – Chairman of the Board and Co-Founder
Mr. Long has served as our Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Executive Officer from July 1998 to August 2016 and our Chief Financial Officer from September 2003 to March 2015, in addition to his other positions with us. Mr. Long has more than thirty years of senior executive management and systems development experience in six publicly traded companies, as well as experience operating a systems consulting business. Before assuming the highest position with our Company, Mr. Long was Vice President of Information Technology at Billing Concepts, Inc., the largest third-party billing clearinghouse for the telecommunications industry. Mr. Long’s career experience also includes financial services industry business development for Andersen Consulting and several executive positions in publicly traded telecommunications and financial services companies. Mr. Long is a valuable member of our Board due to his depth of operating, strategic, systems development, transactional, and senior management experience in our industry. Additionally, Mr. Long has held positions of increasing responsibility at our Company and holds intimate knowledge of our Company due to his longevity in the industry and with us.
Steve Huffman, age 64 – Director
Mr. Huffman currently serves as the President of Huffman Developments, LLC, which specializes in turnkey commercial real estate development, primarily for medical and professional office buildings. Mr. Huffman began his commercial real estate career in 1983, while also running a successful public accounting practice. In addition to his own ventures, Mr. Huffman is often engaged to serve as an owner’s representative to help other organizations, typically nonprofit organizations, complete their own real estate projects. Currently Mr. Huffman is overseeing the development of the National Museum of the U.S. Army, an 185,000 square foot museum including an 82-acre campus at Fort Belvoir. Mr. Huffman has been actively involved in leadership positions on various civic boards and commissions, including the Greater San Antonio Chamber of Commerce, the Finance committee of the Santa Rosa Health Care System, the San Antonio Chapter of the Texas Society of CPAs, Ella Austin Community Center, San Antonio Job Training commission, United Way, the Boy Scouts of America, and Ballet San Antonio. He also was the founder and serves as President of Returning Heroes Home. Mr. Huffman has over 30 years of experience developing commercial real estate and has a background as a Certified Public Accountant. Mr. Huffman earned his Bachelor of Business Administration from the University of Texas at Austin and began his career as an accountant with Peat Marwick (now KPMG) from 1978 to 1983.
Class III Director with a Three-Year Term Ending with the 2020 Annual Meeting of Shareholders

Miguel A. Chapa, age 45 – Director
During the past 17 years, Mr. Chapa focused primarily on building a highly successful entrepreneurial career. His skills of business planning, financial analysis, strategic planning, management, negotiations and leadership has led him to build successful companies in the retail customer service industry, such as restaurants and entertainment venues. Mr. Chapa has served as the Chief Executive Officer of Rio Ventures Ltd., and Rio Club LLC since January 2012 and EFJM, Inc. since January 2014. Previously, he was the Chief Executive Officer for 6400 Beverage, LLC and Bar Rio Management of Houston, LLC from March 2005 to October 2009 and Casa Grande Holdings, LLC from June 2010 to December 2011. Mr. Chapa completed his education with a Bachelor of Arts in Finance in 1998 from the Monterrey Institute of Technology and Higher Education.
Bradley Rollins, age 47 – Director
Bradley Rollins is currently the President and CEO of Dahill Office Technology Corporation, a Xerox company, one of Texas’s largest office technology organizations specializing in complete office automation. Mr. Rollins began his career at Dahill by joining the company’s sales organization in 2000. Quickly advancing through several specialist and management positions, he assumed the role of President and CEO in January 2009. Earlier in his career, Mr. Rollins was a regional sales director for Tri-State Financial Group, a financial planning firm, for over eight years. Active in community development, Mr. Rollins is currently a board member of the United Way of San Antonio and serves as a regional fundraiser for the MS Society. From January 2014 to January 2015, Mr. Rollins served as a board member for the San Antonio Regional Development Foundation. From January 2013 to January 2014, he was the Chairman of the North San Antonio Chamber of Commerce, where he had been a member since 2008. Mr. Rollins obtained a business management and mathematics degree from Western Kentucky University.
Board Meetings and Annual Meeting Attendance
Our Board of Directors held 17 meetings during 2017, and in addition, took action from time to time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors held during the period for which such Director served on our Board of Directors and of the Committees on which such director served.
We do not have a policy that requires the attendance of directors at our Annual Meetings of Shareholders. Messrs. Hoch, Rollins, Huffman and Long attended the 2017 Annual Meeting.

Committees of the Board of Directors
Effective November 11, 2016, our Board of Directors appointed Mr. Steve Huffman and Mr. Tom Jewell as independent directors. Mr. Jewell resigned from the Board and his respective committee assignments on January 6, 2017, as a result of becoming our Chief Financial Officer. Miguel Chapa has served as our independent director since April 24, 2015. On May 5, 2017, our Board appointed Bradley Rollins as an independent director. On May 19, 2015, our Board established our new committee structure by appointing an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. The Board of Directors has determined that each director who serves on these committees is “independent,” as that term is defined by the Nasdaq Listing Rules and rules of the SEC. The Board of Directors has adopted written charters for its Audit Committee, its Compensation Committee and its Nominations and Corporate Governance Committee. Copies of these charters are available on our website at www.paymentdata.com/invest. In addition to the number of meetings referenced below, the Committees also took actions by unanimous written consent.
Information about each of our committees is stated below:

Name of Committee Member	Audit	Compensation	Nominations and Corporate Governance
Steve Huffman	«	«	«
Miguel Chapa	●	●	●
Bradley Rollins	●	●	●
«Committee Chair        ● Committee member
Audit Committee
Effective November 11, 2016, our Board appointed Mr. Huffman as chair of our Audit Committee to join Mr. Chapa. Mr. Huffman meets the standard of “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Jewell, as an independent director, served on the Audit Committee from November 11, 2016 to January 6, 2017, when he resigned to become our Chief Financial Officer. The Board appointed Mr. Rollins as a member to the Audit Committee on May 5, 2017. Messrs. Huffman, Chapa, and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Listing Rules. The Audit Committee has a written charter. The Audit Committee met four times in the year ended December 31, 2017.
The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.
The Audit Committee is not made up of professional accountants or auditors, and its function is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of our financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees our internal compliance programs.
In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. For the year ended December 31, 2017, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Compensation Committee
Effective November 11, 2016, our Board appointed Mr. Huffman to the Compensation Committee to join Mr. Chapa. Mr. Jewell, as an independent director, served as chair of the Compensation Committee from November 11, 2016 to January 6, 2017, when he resigned to become our Chief Financial Officer. On January 6, 2017, our Board appointed Mr. Huffman as chair of the Compensation Committee. On May 5, 2017, our Board appointed Mr. Rollins as a member to the Compensation Committee. Messrs. Huffman, Chapa, and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Marketplace Rules. The Compensation Committee has a written charter. The Compensation Committee met five times in the year ended December 31, 2017.

The Compensation Committee’s primary function is to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of our Company. Other specific duties and responsibilities of the Compensation Committee are to review and approve goals and objectives relevant to the recommendations for approval by the independent members of the Board of Directors regarding compensation of our Chief Executive Officer and other executive officers, establish and approve compensation levels for our Chief Executive Officer and other executive officers, and to administer our stock plans and other equity-based compensation plans.
Nominations and Corporate Governance Committee
Effective November 11, 2016, our Board appointed Mr. Huffman to the Nominations and Corporate Governance Committee to join Mr. Chapa. Mr. Jewell, as an independent director, served on the Nominations Committee from November 11, 2016 to January 6, 2017, when he resigned to become our Chief Financial Officer. On January 6, 2017, our Board appointed Mr. Huffman as chair of the Nominations and Corporate Governance Committee. On May 5, 2017, our Board appointed Mr. Rollins as a member to the Compensation Committee. Messrs. Huffman, Chapa and Rollins meet the independence standards for independent directors under the rules of the Nasdaq Stock Market published in the Nasdaq Listing Rules. The Nominations Committee has a written charter. The Nominations and Corporate Governance Committee met one time in the year ended December 31, 2017.
The Nominations and Corporate Governance Committee’s primary function is to identify qualified individuals to become members of the Board of Directors, determine the composition of the Board and its Committees, and to monitor a process to assess Board effectiveness. Other specific duties and responsibilities of the Nominations and Corporate Governance Committee are to recommend nominees to fill vacancies on the Board of Directors, review and make recommendations to the Board of Directors with respect to director candidates proposed by shareholders, and review, on an annual basis, the functioning and effectiveness of the Board and its Committees.

Director Independence, Related Person Transactions and Other Legal Information
Independent Directors
Standard for Independence — We determine independence using the definitions set forth in the Nasdaq Listing Rules and the rules under the Securities Exchange Act of 1934. These definitions define independence based on whether the director or a family member of the director has been employed by the Company in the past three years, how much compensation the director or family member of a director received, how much stock the director or family member of the director owns in the Company and whether the director or family member of the director is associated with the Company’s independent auditor.
The Board has determined that Messrs. Huffman, Chapa, and Rollins are independent as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules.
Related Person Transactions
It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of our Company. Our Audit Committee reviews all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the Audit Committee. In carrying out this responsibility, the Audit Committee has determined that we have the following related party transactions.
Directors and Officers
On January 8, 2018 and January 9, 2018, we repurchased 397,845 shares for $956,128 in a private transaction at the closing price on January 9, 2018 from employees to cover the respective employee's share of taxes for shares that vested on that day, as approved by our Audit Committee and Board of Directors on the same day, with the respective directors recusing themselves. In particular we repurchased the following shares from our Named Executive Officers and directors:

•	Michael R. Long (Chairman of the Board): 158,476 shares valued at $2.40 per share or total of $380,342;

•	Louis A. Hoch (Chief Executive Officer): 158,476 shares valued at $2.40 per share or total of $380,342; and

•	Tom Jewell (Chief Financial Officer): 13,060 shares valued at $2.40 per share of total of $32,650.
On April 11, 2017, we repurchased 2,000 shares for a total of $3,700 from our director Miguel Chapa at the closing price of $1.85 per share on April 11, 2017 to cover taxes.
On March 17, 2017, we repurchased 17,414 shares or total of $22,638 from our former Chief Financial Officer Habib Yunus at the closing price of $1.30 per share on March 17, 2017 to cover taxes.
On December 27, 2016, we repurchased 246,717 shares in a private transaction at the closing price on December 27, 2016 from employees and directors to cover the respective employees’ and directors’ share of taxes for shares that vested on that day, as approved by our Board of Directors and our Audit Committee on the same day, with the respective directors recusing themselves. In particular we repurchased the following shares from our Named Executive Officers and directors:
•Louis A. Hoch (Chief Executive Officer): 124,542 shares valued at $1.75 per share or total of $217,949;
•Michael R. Long (Chairman of the Board): 76,269 shares valued at $1.75 per share or total of $133,471;
•Dr. Peter Kirby (former Director): 11,573 shares valued at $1.75 per share or total of $20,253;
•Larry Morrison (SVP): 17,874 shares valued at $1.75 per share or total of $31,280.
Louis Hoch
During the years ended December 31, 2017 and 2016, we purchased $1,826 and $2,250, respectively, of corporate imprinted sportswear, promotional items and caps from Angry Pug Sportswear. Louis Hoch, our President and Chief Executive Officer, is a 50% owner of Angry Pug Sportswear.
Miguel Chapa and Louis Hoch
During the years ended December 31, 2017 and 2016, we received $29,555 and $51,500, respectively, in revenue from Lush Rooftop. Miguel Chapa, a member of our Board of Directors, is an owner in Lush Rooftop. Louis Hoch, our President and Chief Executive Officer, is also a minority owner in Lush Rooftop.
Arrangements or Understandings between our Executive Officers or Directors and Others
There are no arrangements or understandings between our executive officers or directors and any other person pursuant to which he was or is to be selected as a director or officer.
Other Involvement in Certain Legal Proceedings
None of our directors have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our directors during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

Information about Corporate Governance
Board Leadership Structure
Mr. Long has served as our Chairman of our Board of Directors since July 1998. He has also held the position of our Chief Executive Officer until August 4, 2016, and as our Chief Financial Officer from September 2003 to March 2015. Since August 4, 2016, Mr. Hoch has been our Chief Executive Officer. Mr. Hoch manages the day-to-day affairs of our Company and leads the Board meetings. Mr. Hoch has also served as our President, Chief Operating Officer, and a director of our Company since July 1998, and also serves as Vice Chairman of our Board of Directors. Mr. Miguel Chapa served on our Board of Directors since April 24, 2015. Effective November 11, 2016, our Board appointed Mr. Tom Jewell and Mr. Steve Huffman as independent directors. Mr. Tom Jewell resigned from our Board when he became our Chief Financial Officer on January 6, 2017. Our Board appointed Mr. Rollins as independent director on May 5, 2017. Our Board believes that having a majority of independent directors serves our Company well.
The Board believes that its structure should be informed by the needs and circumstances of our Company, the Board, and our shareholders. With this in mind, the Board believes that its structure is currently serving our Company well, and intends to maintain this where appropriate and practicable in the future.
Risk Oversight Management
The Board of Directors takes an active role, as a whole and at the committee level, in overseeing management regarding our Company’s risks. Our management keeps the Board of Directors apprised of significant risks facing our Company and the approach being taken to understand, manage and mitigate such risks. Specifically, strategic risks are overseen by the full Board of Directors; financial risks are overseen by the Audit Committee; risks relating to compensation plans and arrangements are overseen by the Compensation Committee; risks associated with director independence and potential conflicts of interest are overseen by the Audit Committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full Board of Directors or the appropriate committee.
Director Nominations
The Board of Directors nominates directors for election at each annual meeting of shareholders and appoints new directors to fill vacancies when they arise. The Nominations and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

One of the Board of Directors’ objectives in evaluating director nominations is to ensure that its membership is composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominations and Corporate Governance Committee selects nominees for director based on the nominee's character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders. We do not have a formal diversity policy; however, the Nominations and Corporate Governance Committee endeavors to have a Board representing diverse viewpoints as well as diverse expertise at policy-making levels in many areas, including business, accounting and finance, manufacturing, marketing and sales, education, legal, government affairs, regulatory affairs, research and development, business development, technology and in other areas that are relevant to our activities.
The Nominations and Corporate Governance Committee believes that nominees for director should have experience, such as those mentioned above, that may be useful to our Company and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. The Nominations and Corporate Governance Committee believes it's appropriate for at least one, and, preferably, multiple, members of the Board of Directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the Board of Directors to meet the definition of “independent director” as defined by the Nasdaq Listing Rules. The Nominations and Corporate Governance Committee also believes it's appropriate for key members of our management to participate as members of the Board of Directors. Prior to each annual meeting of shareholders, the Nominations and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominations and Corporate Governance Committee determines not to re-nominate the director, a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board or other event, the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any executive search firm engaged by the Committee or by shareholders. The Committee recommended the nominees for election included in this Proxy Statement.
We consider recommendations for director candidates from our directors, officers, employees, shareholders, customers, and vendors. Shareholders wishing to nominate individuals to serve as directors may submit such nominations, along with a nominee’s qualifications, to our Board of Directors at Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216, and the Board of Directors will consider such nominee.
Shareholder Communications with the Board of Directors
If you wish to communicate with the Board of Directors, you may send your communication in writing to: Secretary, Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas, 78216. Please include your name and address in the written communication and indicate whether you are a shareholder of Payment Data. The Secretary will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or Committee of the Board of Directors based on the subject matter.

Director Compensation
The following table sets forth information concerning the compensation provided to each person who served as a non-employee member of our Board of Directors during the year ended December 31, 2017. Compensation provided to Directors who are also employees is listed in the Summary Compensation Table for the years ended December 31, 2017 and 2016 in the section addressing Executive Compensation.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	All other compensation ($)	Total ($)
Michael R. Long (2)	255,000	189,634	14,667 (3)	459,301
Peter Kirby (4)	2,000	20,966	30,168 (5)	53,134
Miguel A. Chapa (6)	14,000	20,966	--	34,966
Steve Huffman (7)	19,000	53,940	1,555 (5)	74,495
Bradley Rollins (8)	2,000	42,371	--	44,371

(1)
Represents the fair value of accrued prior stock awards recognized for financial statement reporting purposes only. The fair value of each restricted stock award is amortized to expense monthly on a straight-line basis over the vesting period of the restricted stock award for the fiscal year ended December 31, 2017 in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.

(2)
Michael Long is our Co-Founder and served as our Chief Executive Officer until August 4, 2016. He has served as our Chairman of the Board since July 1998. Mr. Long elected to receive a base salary of $255,000 per year in lieu of the base salary of $375,000 that would have been due to him for 2017 under the employment agreement effective February 27, 2007, as amended. No deferred compensation is owed to Mr. Long for 2017.

(3)	All other compensation for Mr. Long consisted of 401(k) contributions and life insurance benefits.

(4)
Dr. Peter Kirby served on our Board of Directors until his retirement on November 11, 2016. The amounts paid to him in 2017 were for the repurchase of certain stock awards that vested during 2016 in connection with his retirement.

(5)	Represents the difference in value for stock awards at grant date and vest date.

(6)
For the year ended December 31, 2017, Mr. Chapa received $4,000 in meeting fees and $10,000 as a one-time cash bonus. As of December 31, 2017, there were 40,001 shares of restricted stock outstanding for Mr. Chapa. Of these 40,001 shares, 6,667 shares vested on January 1, 2018, 11,111 shares vest on November 22, 2018, 11,111 shares vest on November 22, 2019 and 11,112 shares vest on November 22, 2020.

(7)
For the year ended December 31, 2017, Mr. Huffman received $19,000 in meeting fees. As of December 31, 2017, there were 44,444 restricted stock units convertible into 44,444 shares of common stock outstanding for Mr. Huffman. Of these 44,444 units, 22,222 units vested on January 1, 2018 and were converted into shares of common stock on January 2, 2018 and the remaining 22,222 units vest on January 1, 2019.

(8)
Mr. Rollins was appointed to our Board of Directors on May 5, 2017. For the year ended December 31, 2017, Mr. Rollins received $2,000 in meeting fees. As of December 31, 2017, there were 66,667 restricted stock units convertible into 66,667 shares of common stock outstanding for Mr. Rollins. 22,223 units vest on May 1, 2018, 22,222 units vest on May 1, 2019 and 22,222 units vest on May 1, 2020.

Narrative to Director Compensation Table
During 2017, Mr. Hoch received no compensation for serving on our Board due to his status as Chief Executive Officer of our Company. Mr. Hoch's compensation is detailed in the section "Executive Compensation" below.
Mr. Michael Long is our Co-Founder and has served as our Chief Executive Officer and Chairman of the Board since 1998. On August 4, 2016, Mr. Long retired as our Chief Executive Officer but continued to provide his extensive knowledge as our Chairman of the Board. Prior to Mr. Long’s retirement, we entered into an employment agreement effective February 27, 2007, as amended. In connection with Mr. Long’s retirement as our Chief Executive Officer, we agreed to continue paying his agreed-upon compensation, benefits and expense reimbursements. The agreement provides for an annual base salary of $375,000 per year, unless increased by us. In addition, Mr. Long will receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. In 2017, Mr. Long elected to receive a base salary of $255,000 per year in lieu of the base salary of $375,000 that would have been due to him for 2017 under the employment agreement and no bonus compensation. No deferred compensation is owed to Mr. Long for 2017.
Also, pursuant to our employment agreement with Michael Long, as amended, in the event of change in control, termination without cause, or non-renewal of the employment agreement, we will be liable for separation payments, equaling an amount of (a) 2.95 the respective base salary and bonus payments, plus (b) a pro rata portion of the respective annual bonus based on the number of days elapsed in the year prior, plus (c) 2.0 times the respective base salary for non-competition, and (d) one year of continuing other benefits. We will also accelerate vesting of stock incentive awards, which as of December 31, 2017 are approximately $2,825,167.
In the case of termination of the agreement due to the death of Mr. Long, we will be liable for separation payments, equaling an amount of 2.95 the base salary. The deferred compensation does not include amounts paid or accrued to Mr. Long for bonuses or bonus compensation, benefits or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. No deferred compensation will be due as long as we and/or an insurance company continue to pay executive’s Mr. Long’s base salary, minus any monthly base salary already paid to the executive prior to his death pursuant to the executive’s disability, to the executive’s estate for a period of up to 36 months. If these continuing payments cease before 36 months, we will have to pay the executive’s estate the deferred compensation minus any base salary payments within 30 days of the cessation. Further, all stock options issued to the executive and all restricted stock granted to executive shall continue on their vesting schedule. In the case of termination of the agreement due to disability without death by Mr. Long, we will be liable for separation payments, equaling an amount of disability benefits constituting base salary for 36 months. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. Further, all stock options issued to the executive and all restricted stock granted to executive Mr. Long shall continue on their vesting schedule. No further compensation will be due for compliance with the agreements’ non-compete, non-solicitation and disparagement clauses.
We entered into independent director agreements with Messrs. Chapa, Huffman and Rollins. Per the agreements, we agreed to pay each director $1,000 per quarter for participating in board and committee meetings, including the annual shareholder meeting. As chair of the Audit Committee, Mr. Huffman received $15,000 in additional annual compensation, but no additional compensation for ad hoc or preparatory meetings or for being the chair of another committee. Our directors do not receive any additional compensation for ad hoc or preparatory meetings or for being the chair of a committee, other than the chair of the Audit Committee who receives an additional $15,000 per annum upon the timely filing of the annual report with the Securities and Exchange Commission. In addition, an Audit Committee member who is not a chairperson but holds a valid CPA license will receive an additional $5,000 per annum.
Pursuant to the independent director agreements, the terms of their respective directorships terminate on the earliest of the following: (a) the death or disability of the director; (b) the termination of the director from membership on the Board by mutual agreement; (c) the removal of the respective director from the Board by the majority stockholders of the Company; and (d) the resignation by the director from the Board.
On April 24, 2015, in connection with his appointment to our Board, we granted Mr. Chapa 33,334 shares of common stock with a grant date fair value of $180,000 for his services on our Board. On April 11, 2017, Mr. Chapa returned 2,000 shares at the closing price of April 11, 2017 of $1.85 per share to cover taxes. On November 22, 2017, we granted Mr. Chapa 33,334 shares which vest 11,111 shares on November 22, 2018, 11,111 shares on November 22, 2019, and 11,112 shares on November 22, 2020 or upon an earlier change of control.
On November 11, 2016, in connection with his appointment to our Board, we granted Mr. Huffman 66,667 restricted stock units convertible into 66,667 shares of our common stock. Such units will vest as follows: 22,223 units vested on January 1, 2017, 22,222 units vested on January 1, 2018, and 22,222 units vest on January 1, 2019. On April 11, 2017, Mr. Huffman converted 22,223 units into 22,223 shares of common stock, and on January 2, 2018, Mr. Huffman converted 22,222 units into 22,222 shares of common stock.
On May 5, 2017, in connection with his appointment to our Board, we granted Mr. Brad Rollins 66,667 restricted stock units convertible into 66,667 shares of our common stock. Such units will vest as follows: 22,223 units vest on May 1, 2018, 22,222 units vest on May 1, 2019, and 22,222 units vest on January 1, 2020.

Executive Officers
Executive Officers’ Biographies and Qualifications
The biographies of our executive officers and certain information regarding each officer’s experience, attributes, skills and/or qualifications that led to the conclusion that the officer should be serving as an officer of Payment Data are stated below.
Louis A. Hoch, age 52 – President, Chief Executive and Operating Officer and Vice Chairman of the Board
For Mr. Hoch’s biography, please refer to the section entitled “Director Biographies and Qualifications.”
Tom Jewell, age 61 – Chief Financial Officer
Mr. Jewell has served as our Senior Vice President and Chief Financial Officer since January 6, 2017. He was a member of our Board of Directors from November 11, 2016 to January 6, 2017. Mr. Jewell has over 35 years of business leadership experience focused on management, auditing, accounting, internal controls and finance. Previously, Mr. Jewell was the founder and owner of LTJ Financial Consulting, LLC. LTJ Financial Consulting which provided Chief Financial Officer and Controller advisory services for middle market companies in need of accounting process improvements or were looking to scale their business. Mr. Jewell performed this role from May 2009 to January 2017. His clients included start-ups seeking funding, clients in retail, staffing, construction and software industries and included serving as an FDIC approved consultant assisting the FDIC close failed banking institutions during the banking crisis. Prior to 2009, Mr. Jewell served as Chief Financial Officer for a multi-state photography studio chain from 2007 to 2009. Prior to 2007, Mr. Jewell provided financial leadership to divisional units of RadioShack, Verizon and Kentucky Fried Chicken. Mr. Jewell, a Certified Public Accountant, began his career at Touche Ross (Deloitte). Mr. Jewell is a member of the Dallas and Fort Worth chapters of Financial Executives International (FEI) and a founding member of the Dallas Chapter of the CFO Leadership Council.
Houston Frost, Ph.D., age 36 – Senior Vice President, Corporate Development and Prepaid Products
Mr. Frost has served as our Senior Vice President Corporate Development and Prepaid Products since December 2014. Prior to joining us, Mr. Frost served as President and Chief Executive Officer of Akimbo Financial, Inc. since its inception. Mr. Frost co-founded Akimbo in January 2010 motivated by a desire to reinvent the prepaid card. Mr. Frost has more than six years of experience in the prepaid and payments industry and ten years of experience in financial services. Prior to Akimbo, Mr. Frost worked in New York as an Associate at JPMorgan Chase & Co. on the Fixed-Income Strategy team. Mr. Frost earned his Ph.D. in Chemical and Biological Engineering from Northwestern University in 2007 and a Bachelor’s of Science in Chemical and Biological Engineering from the University of Colorado in 2003.

Other Involvement in Certain Legal Proceedings
None of our executive officers have been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Executive Compensation
Named Executive Officers
This Proxy Statement contains information about the compensation paid to our Named Executive Officers, as defined by Item 402(m)(2) of Regulation S-K, during our fiscal year ended December 31, 2017. In accordance with the rules and regulations of the Securities and Exchange Commission for smaller reporting companies, we determined that the following officers were our Named Executive Officers:

•	Louis A. Hoch, Chief Executive and Operating Officer;

•	Houston Frost, Senior Vice President, Corporate Development and Prepaid Products Officer; and

•	Tom Jewell, Chief Financial Officer.
Compensation Overview
We qualify as a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies. Accordingly, this executive compensation summary is not intended to meet the “Compensation Discussion and Analysis” disclosure required of larger reporting companies.
Role of the Compensation Committee
The Compensation Committee’s primary functions are to assist the Board of Directors in meeting its responsibilities in regards to oversight and determination of executive compensation and to review and make recommendations with respect to our major compensation plans, policies and programs. All compensation for our executive officers is determined by the Compensation Committee of our Board of Directors, which is composed only of independent directors. The Compensation Committee is charged with the responsibility of reviewing the performance and establishing the total compensation of our executive officers on an annual basis. The Compensation Committee often discusses compensation matters as part of regularly scheduled Board and committee meetings. The Compensation Committee administers our incentive plans, and is responsible for approving grants of equity awards under such plans. The Compensation Committee acts under the authority of a written charter, which is available on our website at paymentdata.com/invest.
Compensation Philosophy and Objectives
Due to the size of our Company, the performance of the Named Executive Officers directly affects all aspects of our results. Consequently, our compensation philosophy is to reward executive officers for the achievement of short- and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term shareholder value. Also, to ensure that we are strategically and competitively positioned for the future, the Compensation Committee has the discretion to attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, expanding markets, pursuing growth opportunities and achieving other long-range business and operating objectives. The level of compensation should also allow us to attract, motivate, and retain talented executive officers that contribute to our long-term success. The compensation of our Chief Executive Officer and other executive officers is comprised of cash compensation and long-term incentive compensation in the form of base salary, restricted stock awards and stock options with the possibility to earn bonuses.
Summary Compensation Table for the Years Ended December 31, 2017 and 2016
The following table sets forth the compensation for the years ended December 31, 2017 and 2016 awarded to, earned by, or paid to (i) all persons who served as our principal executive officers during the last fiscal year; (ii) our most highly compensated executive officer other than the principal executive officers; and (iii) one other person for whom disclosure would have been provided but for the fact that the person was not serving as an executive officer at the end of the last fiscal year. We refer to the individuals included in the Summary Compensation Table as our “named executive officers.”

Name and Principal Position	Fiscal Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Louis A. Hoch Vice Chairman, President and Chief Executive Officer (2)	2017	350,000	70,000	200,684	15,618 (3)	636,302
	2016	272,600	--	226,430	320,242 (4)	819,272
Houston Frost Senior Vice President, Corporate Development and Prepaid Products	2017	132,308	--	143,083	68,359 (5)	343,750
	2016	130,000	--	139,400	5,788 (6)	275,188
Tom Jewell Chief Financial Officer (7)	2017	170,423	30,000	5,525	47,366 (8)	253,314

(1)
Represents the amount recognized by our Company for the specific executive during this period for financial statement reporting purposes only and is not compensation earned by the executive. The fair value of each restricted stock award is amortized to expense on a straight-line basis over the vesting period of the restricted stock award in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718. See Note 11 of the Notes to our Financial Statements contained in the Annual Report on Form 10-K for a discussion of all assumptions made by us in determining values of our stock awards.

(2)
In 2016 Mr. Hoch received a base salary of $235,000 per year at Mr. Hoch’s election, which was increased to $350,000 in August 2016 when Mr. Hoch became our Chief Executive Officer consistent with his employment agreement. No deferred compensation is owed to Mr. Hoch for 2017 and 2016. Mr. Hoch’s 2017 bonus compensation consisted of a one-time cash bonus of $70,000 in connection with his services and the performance of the Company. All bonus compensation was granted pursuant to the terms of our employment agreement, as amended, with Mr. Hoch declining to receive the full allotted bonus of $216,000.

(3)	Mr. Hoch’s 2017 other compensation consisted of $10,800 of matching 401(k) contributions and $4,818 in life insurance premiums.

(4)
Mr. Hoch’s 2016 other compensation consisted of (a) $9,827 of matching 401(k) contributions, (b) $4,710 in life insurance premiums, and (c) $305,705 representing the fair value of accrued prior unvested stock awards recognized for financial statement reporting purposes only.

(5)	Mr. Frost’s 2017 other compensation consisted of $5,292 of matching 401(k) contributions and $588 in life insurance premiums.

(6)	Mr. Frost’s 2016 other compensation consisted of $5,200 of matching 401(k) contributions and $588 in life insurance premiums.

(7)
Mr. Jewell was appointed to Chief Financial Officer on January 6, 2017. Mr. Jewell’s 2017 compensation included $1,000 in board compensation earned for services in 2016 and paid in 2017 and a base salary of $175,000 per year, which increased to $190,000 per year effective November 27, 2017. Mr. Jewell’s 2017 bonus compensation consisted of a one-time cash new hire bonus of $30,000.

(8)
Mr. Jewell’s 2017 other compensation consisted of (a) $6,777 of matching 401(k) contributions, (b) $588 in life insurance premiums and (c) $1,555 representing the fair value of accrued prior unvested stock awards earned as a member of the Board of Directors recognized for financial statement reporting purposes only.

Narrative to Summary Compensation Table
Named Executive Officer Employment Agreements
We entered into an employment agreement with Louis A. Hoch effective February 27, 2007, as amended. Under the agreement, Mr. Hoch agreed to serve as our Vice Chairman of the Board, President and Chief Executive and Operating Officer. Mr. Hoch assumed the Chief Executive Officer role in August 2016. The employment agreement provides for an annual base salary of $350,000 per year, unless increased by us. In addition, Mr. Hoch will receive an annual bonus of $216,000 during the term of the agreement to be paid in cash or stock at our sole discretion. In 2016, Mr. Hoch received a base salary of $235,000 per year at Mr. Hoch's election, which was increased to $350,000 in August 2016 when Mr. Hoch became our Chief Executive Officer consistent with his employment agreement. No deferred compensation is owed to Mr. Hoch for 2017 or 2016.

We had an employment agreement with Houston Frost, Ph.D. from December 23, 2014 to December 31, 2016 when the employment agreement was not renewed and terminated according to its terms. Under the expired employment agreement, Mr. Frost agreed to serve as our Senior Vice President Corporate Development and Prepaid Products through December 31, 2016. We agreed to pay Mr. Frost an annual base salary of $130,000 and a bonus not to exceed 50% of the highest salary received in any year of the agreement and approved and calculated by our executive compensation committee and/or Chief Executive Officer. In addition, Mr. Frost received 266,667 shares of our common stock to be vested 120,000 shares in equal increments of 3,334 shares a month of which the first tranche of 3,334 shares vested on January 31, 2015 and the last tranche vested on December 31, 2017. The remaining shares vest on January 31, 2025. The stock was issued on a restricted, non- registered basis. Mr. Frost will also be entitled to receive stock grants and future stock options as authorized by our executive compensation committee and/or our Chief Executive Officer. As of January 1, 2017, Mr. Frost is serving as our Senior Vice President Corporate Development and Prepaid Products at-will at the same pay of $130,000 per annum through November 22, 2017 when his compensation was increased to $150,000 per annum.
In connection with Mr. Jewell’s appointment on January 6, 2017, we entered into an employment agreement with him. Pursuant to the employment agreement, we agreed to pay Mr. Jewell a base annual salary of $175,000, which was increased to $190,000 effective November 27, 2017. Mr. Jewell received a one-time signing bonus of $30,000 and reimbursement of actual relocation expenses of up to $10,000. In addition, Mr. Jewell will be entitled to receive performance stock grants or stock options as awarded by our management annually up to an amount not exceeding 50% of the highest salary received in any year of the agreement. Mr. Jewell also received 200,000 restricted stock units convertible into shares of our common stock, pursuant and subject to the terms of our 2015 Equity Incentive Plan. Such units will vest in five equal installments beginning on January 6, 2018, continuing yearly and becoming fully vested on January 6, 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of unexercised stock options and unvested stock by grant date outstanding on December 31, 2017, the last day of our fiscal year, to each of the named executive officers included in the Summary Compensation Table. Share numbers have been adjusted for 1-for-15 reverse stock split effective July 23, 2015.

Name	Stock awards
	Grant date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Louis A. Hoch
	1/09/2008	516,667 (2)	1,307,168
	10/04/2012	66,667 (3)	168,668
	12/29/2014	533,334 (4)	1,349,335
	11/22/2017	300,000 (5)	759,000
Houston Frost
	12/23/2014	146,667 (6)	371,068
	11/22/2017	100,000 (5)	253,000
Tom Jewell
	1/6/2017	200,000 (7)	506,000
	11/22/2017	150,000 (5)	379,500

(1)	Calculated using the Nasdaq Capital Market closing price of $2.53 per share of our common stock on the last trading day of our fiscal year, or December 29, 2017.

(2)	Vested on January 9, 2018.

(3)	Vests on October 4, 2022.

(4)	Vests on December 29, 2024.

(5)	Vests on November 21, 2027 or upon a change in control.

(6)	Vests on January 31, 2025 or upon a change of control.

(7)	Restricted stock units vest in five equal tranches of 40,000 per year, beginning on January 6, 2018 and becoming fully vested on January 6, 2022.

Narrative to Outstanding Equity Awards at Fiscal Year-End Table
Retirement Benefits
We do not have any qualified or non-qualified defined benefit plans. We do have a tax-qualified defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code. All of our eligible full and part-time employees who meet certain age requirements may participate in this 401(k) plan. Participants may contribute between 1% and 80% of their pre-tax compensation but may not contribute more than the maximum as mandated by law. The 401(k) plan allows for us to make discretionary and matching contributions. In 2017 and 2016, we matched 100% of employee contributions up to 3% and 50% of the employee contribution over 3% with a maximum employee contribution of 5%.  We made matching contributions of $65,478 and $52,905 in 2017 and 2016, respectively.
Non-qualified Deferred Compensation
We do not have any non-qualified defined contribution plans or other deferred compensation plans.
Potential Payments Upon Termination or Change of Control
The employment agreements we entered into with Mr. Hoch and Mr. Jewell, respectively, provide for potential payments upon termination or a change of control.
Pursuant to our employment agreement with Louis Hoch, our President, Chief Executive Officer, and Chief Operating Officer, as amended, in the event of change in control, termination without cause, or non-renewal of the employment agreement, we will be liable for separation payments, equaling an amount of (a) 2.95 of the base salary and bonus payments, plus (b) a pro rata portion of the annual bonus based on the number of days elapsed in the year prior, plus (c) 2.0 times the base salary for non-competition, and (d) one year of continuing other benefits. We will also accelerate vesting of stock incentive awards, which as of December 31, 2017 are approximately $3,584,170.
In the case of termination of the agreement due to the death of Mr. Hoch, we will be liable for separation payments, equaling an amount of 2.95 of the base salary. The deferred compensation does not include amounts paid or accrued to Mr. Hoch for bonuses or bonus compensation, benefits or equity awards. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. No deferred compensation will be due as long as we and/or an insurance company continue to pay Mr. Hoch’s base salary, minus any monthly base salary already paid to Mr. Hoch prior to his death pursuant to his disability, to his estate for a period of up to 36 months. If these continuing payments cease before 36 months, we will have to pay his estate the deferred compensation minus any base salary payments within 30 days of the cessation. Further, all stock options issued to Mr. Hoch and all restricted stock granted to executive shall continue on their vesting schedule.
In the case of termination of the agreement due to disability without death by Mr. Hoch, we will be liable for separation payments, equaling an amount of disability benefits constituting base salary for 36 months. Unpaid and unearned bonus compensation or bonus deferred compensation is forfeited. Further, all stock options issued to Mr. Hoch and all restricted stock granted to him shall continue on their vesting schedule. No further compensation will be due for compliance with the agreements’ non-compete, non-solicitation and disparagement clauses.
Pursuant to our employment agreement with Mr. Jewell, our Chief Financial Officer, in the event of change in control, termination upon our default, for good reason or without cause we will be liable for separation payments. The deferred compensation shall be the amount which is calculated as the base salary payments Mr. Jewell would have received had his employment continued for the remaining term of the employment agreement (including yearly increases calculated at the maximum increase for the prior two years), plus all of the benefits remaining under the employment agreement and a pro rata portion of the bonus compensation for that year. In addition, all stock options and restricted stock granted to Mr. Jewell will become fully vested.
Proposal No. 2 – Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934. As required pursuant to Section 14A of the Exchange Act, Proposal No. 2 is a non-binding, advisory proposal on the compensation that we paid to our Named Executive Officers for the year ended December 31, 2017. The Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our 2017 executive compensation programs and policies and the compensation paid to our Named Executive Officers for the year ended December 31, 2017.
We believe in the power of open disclosure and know the only way to build and strengthen our reputation and our Company is through honesty and trust. In connection with that belief and as required by SEC rules, we are asking our shareholders to approve, on an advisory basis, the compensation that we paid to our Named Executive Officers.
As discussed under the heading “Executive Compensation—Compensation Overview” in this Proxy Statement, our compensation objectives are to: attract and retain highly qualified individuals with a demonstrated record of achievement; reward past performance; provide incentives for future performance; and align the interests of the Named Executive Officers with the interests of our shareholders.

The Board is asking shareholders to support this proposal based on the disclosure set forth in these sections of this Proxy Statement, which, among other things, demonstrates:

•	our commitment to ensuring executive compensation is aligned with our corporate strategies and business objectives and competitive with those of other companies in our industry;

•
the design of our compensation programs is intended to reward our Named Executive Officers for the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	our strong emphasis on the alignment of the incentives of our Named Executive Officers with the creation of increased shareholder value.
Required Vote
Because this proposal asks for a non-binding, advisory vote, there is no required vote that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our Named Executive Officers. Abstentions and broker “non-votes,” if any, will not have any impact on this advisory vote.
Voting Recommendation
The Board of Directors is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:
“RESOLVED, the shareholders of Payment Data Systems, Inc. approve on an advisory basis, the compensation paid to our Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying narrative disclosure under the heading “Executive Compensation.”

SHARE OWNERSHIP

Equity Compensation Plan Information
The following table provides information as of December 31, 2017 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	433,611	$1.94	3,914,248
Equity compensation plans not approved by security holders	-	-	-
Total	433,611	$1.94	3,914,248
Our 2015 Equity Incentive Plan provides for the grant of incentive stock options as defined in Section 422 of the Internal Revenue Code and the grant of stock options, restricted stock, stock units, performance awards, or other awards to employees, non-employee directors, and consultants.
The Board of Directors authorized 5,000,000 shares (adjusted for the 1-for-15 reverse split effective on July 23, 2015) of our common stock for issuance under the 2015 Equity Incentive Plan, including automatic increases provided for in the 2015 Equity Incentive Plan through fiscal year 2025. The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase, with no further action by the shareholders, on the first business day of each fiscal year during the term of the Plan, beginning January 1, 2016, in an amount equal to 5% of the issued and outstanding shares of stock on the last day of the immediately preceding year, or such lesser amount if so determined by the Board or the Administrator. During 2016, we granted 133,334 shares from the plan to directors. On January 1, 2016, the authorized common shares under the plan increased by 601,495 shares in accordance with the automatic increase provision described above. During 2017, we granted 2,015,335 shares from the plan to officers, directors and employees. During 2017, we also canceled 311,11 shares to former employees and directors. On January 1, 2017 and 2018, respectively, the number of authorized common shares under the plan increased by 589,797 and 808,468, respectively, in accordance with the automatic increase provision described above.
Security Ownership of Certain Beneficial Owners
The following tables set forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of April 16, 2018 by: (i) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our Named Executive Officers, (iii) each of our current directors, and (iv) all of our directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 16, 2018. However, we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.
Shareholders Known by Us to Own 5% or More of Our Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned (1)
National Services, Inc. (2) 750 E. Green St. Pasadena, CA 91101	1,378,500	8.7%

(1)	On April 16, 2018, we had a total of 15,838,971 shares of common stock outstanding (which excludes 1,057,486 treasury shares).

(2)	We relied, in part, on the Schedule 13G filed by National Services, Inc. with the SEC on March 23, 2016 for this information.
Officers and Directors

		Amount of Beneficial Ownership			Percent of Shares Beneficially Owned (3)
Name and Address of Beneficial Owner (1)	Nature of Beneficial Ownership	Shares Owned	Shares – Rights to Acquire (2)	Total
Michael Long	Chairman of the Board	2,358,775	--	2,358,775	14.9%
Louis Hoch	President, Chief Executive Officer, and Vice Chairman of the Board	2,292,778	--	2,292,778	14.5%
Houston Frost	Senior Vice President	394,027	--	394,027	2.5%
Vaden Landers	Chief Revenue Officer	1,815,152	--	1,815,152	11.5%
Tom Jewell	Chief Financial Officer	199,163	160,000	359,163	2.3%
Miguel Chapa	Director	64,668	33,334	98,002	*
Steve Huffman	Director	44,445	22,222	66,667	*
Bradley Rollins	Director	--	66,667	66,667	*
All directors and executive officers as a group		7,169,008	282,223	7,451,231	46.6%
*    Indicates ownership of less than 1.0%.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Payment Data Systems, Inc., 12500 San Pedro, Suite 120, San Antonio, Texas 78216.

(2)	Represents shares subject to outstanding stock options and restricted stock units currently exercisable or which will be exercisable, or currently vested or that will vest in the future.

(3)	On April 16, 2018, we had a total of 15,838,971 shares of common stock outstanding (which excludes 1,057,486 treasury shares).
As of December 31, 2017, there are no arrangements among our beneficial owners, known to management, which may result in a change in control of our Company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of copies of such reports furnished to us by our officers and directors, we believe that, during the fiscal year ended December 31, 2017, no person required to file reports under Section 16(a) of the Securities Exchange Act of 1934 failed to file such reports on a timely basis during such fiscal year, except for one Form 4 for one transaction filed days late by Mr. Habib Yunus, our former Chief Financial Officer.

AUDIT MATTERS

Report of the Audit Committee
The Audit Committee was comprised of our independent directors Mr. Miguel Chapa, Mr. Steve Huffman (chair), Tom Jewell (until January 6, 2017), and Bradley Rollins (starting May 5, 2017).
The Audit Committee’s purpose is to assist the Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Akin, Doherty, Klein & Feuge, P.C., our independent registered accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board.
In overseeing the preparation of our financial statements, the Audit Committee has had access to our management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has met with our independent auditors with regard to our audited financial statements for the year ended December 31, 2017. For the year ended December 31, 2017, the Audit Committee did receive the independent auditor’s letter and written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in Payment Data Systems’ Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC. The Audit Committee recommended, and the Board appointed Akin, Doherty, Klein & Feuge, P.C. to serve as Payment Data Systems’ independent registered public accounting firm for the year ending December 31, 2018.
Audit Committee

Steve Huffman	Miguel Chapa Bradley Rollins
(Chairman)

Proposal No. 3 – Ratification of the Appointment of Akin, Doherty, Klein & Feuge, P.C.
The Audit Committee has recommended and the Board has appointed Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2018. Representatives of Akin, Doherty, Klein & Feuge, P.C. are expected to be present at the 2018 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although shareholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Akin, Doherty, Klein & Feuge, P.C. to our shareholders for ratification to permit shareholders to participate in this important corporate decision.
Required Vote
Ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. requires the affirmative vote of a majority of the shares present and voting at the 2018 Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. A properly executed proxy marked “ABSTAIN” with respect to this proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock entitled to vote. Accordingly, an abstention will have the effect of a negative vote. Because this Proposal is a routine proposal on which a broker or other nominee is generally empowered to vote, broker “non-votes” likely will not result from this Proposal. Thus, if you are a beneficial owner holding shares through a broker, bank or other holder of record and you do not vote on this Proposal, your broker may cast a vote on your behalf for this Proposal. In the event ratification is not obtained, the Audit Committee and the Board will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm.
Voting Recommendation
Your Board of Directors recommends a vote FOR the ratification of Akin, Doherty, Klein & Feuge, P.C. as our independent registered public accounting firm for the year ending December 31, 2018.
Principal Accountant Fees and Services
Akin, Doherty, Klein & Feuge, P.C. has audited our financial statements since 2003. The aggregate fees billed to us for professional accounting services, including the audit of our annual consolidated financial statements by our independent registered public accounting firm for the years ended December 31, 2017 and 2016, are set forth in the table below.

	Year Ended December 31,
	2017	2016
Audit fees	$100,285	$75,000
Tax fees	16,000	16,635
Other fees	10,500	14,330
Total fees	$126,785	$105,965
For purposes of the preceding table, the professional fees are classified as follows:
Audit Fees. Audit fees include fees for professional services billed for the audit of the consolidated financial statements included in our annual report on Form 10-K filing, the review of consolidated financial statements included in our quarterly reports on Form 10-Q filings, comfort letters, consents and assistance with and review of documents filed with the SEC. The fees include amounts billed to us during each respective calendar year.
Tax Fees. Tax fees include fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to dispositions, and requests for rulings or technical advice from taxing authorities. The fees include amounts billed to us during each respective calendar year.
Other Fees. Other fees include fees for professional services rendered by our independent registered public accounting firm for fees other than represented in Audit Fees and Tax Fees. For the year ended December 31, 2017, this included $10,500 for additional work completed related to the Singular Payments, LLC acquisition. For the year ended December 31, 2016, this included review of the proxy statement, review of amendments to the executive employment agreements, and review of the stock buy-back program.
Audit Committee Pre-Approval Policies and Procedures
We may not engage our independent registered public accounting firm to render any audit or non-audit service unless our Audit Committee approves the service in advance. 100% of the services performed by our independent registered public accounting firm described above were approved in advance by our Audit Committee.

General Information

Below you will find general information on Shareholder Proposals, “Householding” of Proxy Materials, and more specific instructions on how to vote, which can be found on your proxy voting card.
Shareholder Proposals
There are no shareholder proposals for the 2018 Annual Meeting. If you would like information on submitting a shareholder proposal to be included in the 2019 Proxy Statement and Annual Meeting, please refer to the information below.

How do I submit a Shareholder Proposal to be Included in the Proxy Statement?

You must submit your proposal to our Secretary no later than December 28, 2018 – 120 calendar days before the anniversary of this Proxy Statement release. This is to comply with Rule 14a-8 under the 1934 Act.

What if the date of the 2019 Annual Meeting is significantly different?

If the date of the Annual Meeting is changed by more than 30 days, the proposal must be submitted to our Secretary by the close of business on the later of:

•    90 days prior to the Annual Meeting, OR
•    7 days following the first public announcement of the Annual Meeting date

Who Presents the Proposal at the Meeting?

The Shareholder proponent, or a representative who is qualified under state law, must appear in person at the 2019 Annual Meeting of Shareholders to present the proposal.

How Should I Send my Proposal?

Please send your proposal to our Secretary at:

Payment Data Systems, Inc.
Attn. Secretary
12500 San Pedro, Ste. 120
San Antonio, Texas 78216

We strongly suggest that proposals are sent by Certified Mail – Return Receipt Requested.

What Must be Included in My Notice that I send to the Secretary?

1.    A brief description of the proposed business
2.    The text of the proposal
3.    Reasons for conducting the business at the meeting
4.    Name and address (as they appear on our books) of the shareholder proposing such business
5.    The beneficial owner (if any) on whose behalf the proposal is made
6.    Any material interest of the shareholder in such business
7.    Any other information required by proxy proposal submission rules of the SEC

“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for us. Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.
If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which will typically be mailed in June of each year, by notifying us in writing at: Secretary, Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216, or by contacting us at (210) 249-4100. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (210) 249-4100, and we will undertake to deliver such additional copies promptly. If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

Other Matters
Your Board of Directors does not know of any other business that will be presented at the 2018 Annual Meeting. If any other business is properly brought before the 2018 Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.
Whether or not you intend to be present at the 2018 Annual Meeting, we urge you to submit your signed proxy promptly.

                                                                                                         By Order of the Board of Directors.

__________________
Louis A. Hoch
President and Chief Executive Officer
San Antonio, Texas

The Notice of Annual Meeting, Proxy Statement, form of proxy and our 2017 Annual Report on Form 10-K are available at www.proxyvote.com. We will provide copies of our Proxy Statement and our 2017 Annual Report free of charge upon request. We will also provide copies of exhibits to our 2017 Annual Report, but will charge a reasonable fee per page to any requesting shareholder. Shareholders may make such requests in writing to Secretary, Payment Data Systems, Inc., 12500 San Pedro, Ste. 120, San Antonio, TX 78216. The request must include a representation by the shareholder that as of April 16, 2018, the shareholder was entitled to vote at the 2018 Annual Meeting.

Thank You
Thank you for being a shareowner of Payment Data Systems, Inc.

Learn more at http://paymentdata.com/

Our 2018 Proxy Statement	Our 2017 Annual Report	Our Company Website	Our Nasdaq Listing

Appendix A
Proxy Card

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Louis A. Hoch

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000379284_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

PAYMENT DATA SYSTEMS, INC.
Annual Meeting of Shareholders
June 11, 2018 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Vaden Landers and Tom Jewell, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PAYMENT DATA SYSTEMS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, Central Time on June 11, 2018, at the Company's Offices located at 3611 Paesanos Parkway, Suite 300, San Antonio, Texas 78231, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000379284_2 R1.0.1.17

Continued and to be signed on reverse side